As filed with the U.S. Securities and Exchange Commission on February 18, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Trade Desk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1887399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, California 93001

Telephone: (805) 585-3434

(Address of Principal Executive Offices) (Zip Code)

The Trade Desk, Inc. 2016 Incentive Award Plan

The Trade Desk, Inc. 2016 Employee Stock Purchase Plan

(Full title of the plan)

Jeff T. Green

Chief Executive Officer

The Trade Desk, Inc.

42 N. Chestnut Street

Ventura, California 93001

(Name and address of agent for service)

Telephone: (805) 585-3434

(Telephone number, including area code, of agent for service)

Copies to:

Richard A. Kline Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600	Jay R. Grant Chief Legal Officer The Trade Desk, Inc. 42 N. Chestnut Street Ventura, California 93001 Telephone: (805) 585-3434

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Class A common stock, $0.000001 par value per share, reserved for issuance pursuant to the 2016 Incentive Award Plan	1,893,604 (2)	$836.57 (4)	$1,584,132,298.28	$172,828.84
Class A common stock, $0.000001 par value per share, reserved for issuance pursuant to the 2016 Employee Stock Purchase Plan	423,383 (3)	$711.09 (5)	$301,063,417.47	$32,846.02
Total	2,316,987		$1,885,195,715.75	$205,674.86

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class A common stock.

(2)

Reflects an automatic annual increase on January 1, 2021 to the number of shares of the Registrant’s Class A common stock reserved for issuance under The Trade Desk, Inc. 2016 Incentive Award Plan (the “2016 Plan”), which annual increase is provided for in the 2016 Plan.

(3)

Reflects an automatic annual increase on January 1, 2021 to the number of shares of the Registrant’s Class A common stock reserved for issuance under The Trade Desk, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”), which annual increase is provided for in the ESPP.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $836.57 per share, which represents the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Global Market on February 17, 2021.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, and based on 85% of $836.57 per share, which represents the average of the high and low prices of the Registrant’s Class A common stock as reported on the NASDAQ Global Market on February 17, 2021. Pursuant to the ESPP, the purchase price of the shares of the Registrant’s Class A common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of the Registrant’s Class A common stock on the first trading day of the offering period or on the last trading day of each purchase period.

EXPLANATORY NOTE

This Registration Statement is being filed by The Trade Desk, Inc. (the “Registrant”) for the purpose of registering an additional 2,316,987 shares of Class A common stock that were reserved, in the aggregate, for issuance under the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan, with 1,893,604 shares of Class A common stock reserved under the 2016 Incentive Award Plan and 423,383 shares of Class A common stock reserved under the 2016 Employee Stock Purchase Plan. The Registrant previously filed with the Securities and Exchange Commission (the “Commission”) on September 22, 2016, May 19, 2017, March 1, 2018, February 25, 2019 and February 28, 2020 registration statements on Form S-8 (SEC File No. 333-213750, SEC File No. 333-218135, SEC File No. 333-223354, SEC File No. 333-229849 and SEC File No. 333-236730, respectively) (the "Prior Registration Statements") registering shares of Class A common stock issuable under the 2016 Incentive Award Plan and the 2016 Employee Stock Purchase Plan. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except for Items 3 and 8, which are being updated by this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Commission on April 14, 2020;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 14, 2021 and February 4, 2021 (other than Item 7.01 and Exhibit 99.1 thereto); and

(d)

The description of the Registrant’s Class A common stock, par value $0.000001 per share, contained in the Registration Statement on Form 8-A (File No. 001-37879) filed with the Commission on September 15, 2016 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Class A common stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or Current Report on Form 8-K furnished under Items 2.02 or 7.01, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit No.	Description

4.1

Specimen Stock Certificate evidencing the shares of Class A common stock (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333- 213241) filed on September 6, 2016).

4.2	The Trade Desk, Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.7(a) to the Registrant’s Registration Statement on Form S-1 (File No. 333- 213241) filed on August 22, 2016).

4.3

Form of Stock Option Agreement under The Trade Desk, Inc. 2016 Incentive Award Plan (incorporated by reference to Exhibit 10.7(b) to the Registrant’s Registration Statement on Form S-1 (File No. 333- 213241) filed on August 22, 2016).

4.4

The Trade Desk, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-213750) filed on September 22, 2016).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California, on February 18, 2021.

THE TRADE DESK, INC.

By:	/s/ Jeff T. Green
Jeff T. Green
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeff T. Green and Blake J. Grayson, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff T. Green	Chief Executive Officer, Director	February 18, 2021
Jeff T. Green	(principal executive officer)

/s/ Blake J. Grayson	Chief Financial Officer (principal financial officer and principal accounting officer)	February 18, 2021
Blake J. Grayson

/s/ David R. Pickles	Chief Technology Officer, Director	February 18, 2021
David R. Pickles

/s/ Lise J. Buyer	Director	February 18, 2021
Lise J. Buyer

/s/ Kathryn E. Falberg	Director	February 18, 2021
Kathryn E. Falberg

/s/ Thomas Falk	Director	February 18, 2021
Thomas Falk

/s/ Eric B. Paley	Director	February 18, 2021
Eric B. Paley

/s/ Gokul Rajaram	Director	February 18, 2021
Gokul Rajaram

/s/ David B. Wells	Director	February 18, 2021
David B. Wells